Transformational Strategic Merger Forming Central California’s Preeminent Community Bank October 10, 2023 Investor Presentation

2 Disclaimer Forward Looking Statements This communication press release contains certain forward-looking information about Central Valley Bancshares (“CVCY”), Community West Bancshares (“CWBC”), and the combined company after the close of the merger and is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks, uncertainties, and contingencies, many of which are difficult to predict and are generally beyond the control of CVCY, CWBC and the combined company. CVCY and CWBC caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward- looking statements. In addition to factors previously disclosed in reports filed by CVCY and CWBC with the Securities and Exchange Commission (“SEC”), risks and uncertainties for each institution and the combined institution include, but are not limited to lower than expected revenues, credit quality deterioration or a reduction in real estate values could cause an increase in the provision for credit losses and allowance for credit losses and a reduction in net earnings, increased competitive pressure among depository institutions, the possibility that changes in the interest rate environment may reduce net interest margins, higher than anticipated operating expenses, the effectiveness of our risk management framework, asset/liability repricing risks and liquidity risks, the ability to complete the merger; government approval may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; approval by the shareholders of CVCY and CWBC may not be obtained; the successful integration of CWBC, or achieving expected beneficial synergies and/or operating efficiencies, in each case might not be obtained within expected time-frames or at all; the possibility that personnel changes/retention will not proceed as planned; and other risk factors described in documents filed by CVCY and CWBC with the SEC. All forward-looking statements included in this communication are based on information available at the time of the communication. Pro forma, projected and estimated numbers are used for illustrative purposes only and are not forecasts, and actual results may differ materially. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law. Use of Non-GAAP Financial Measures This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures include “Core Deposits” and “Tangible Common Equity Ratio.” CVCY believes that these non-GAAP financial measures provide both management and investors a more completed understanding of CVCY’s deposit profile and capital. These non-GAAP financial measures are supplemental and are not substitute for any analysis based on GAAP financial measures. Because not all companies use the same calculation of “Core Deposits” and “Tangible Common Equity Ratio,” this presentation may not be comparable to other similarly titled measures as calculated by other companies.

3 Additional Information Additional Information In connection with the proposed merger CVCY intends to file a Registration Statement on Form S-4 with the SEC that will include a joint proxy statement of CVCY and CWBC and a prospectus of CVCY as well as other relevant documents concerning the proposed transaction. The joint proxy statement will be distributed to the shareholders of CVCY and CWBC in connection with their vote on the proposed transaction. SHAREHOLDERS OF CVCY AND CWBC ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The joint proxy statement and prospectus and other relevant materials (when they become available), and any other documents filed by CVCY and CWBC with the SEC, may be obtained free of charge at CVCY’s website at www.cvcb.com under the tab “Investor Relations” and then under “SEC Filings” or at the SEC’s website at www.sec.gov. CVCY’s documents may also be obtained free of charge from CVCY by requesting them in writing to Central Valley Community Bancorp, 7100 N. Financial Drive, Suite 101, Fresno, California 93720; Attention: Shannon Livingston, or by telephone at (559) 298-1775. CWBC documents filed with the SEC may be obtained free of charge at CWBC’s website at www.communitywestbank.com or at the SEC’s website at www.sec.gov. Community West documents may also be obtained free of charge from CWBC by requesting them in writing to CWBC, 445 Pine Avenue, Goleta, California 93117, or by telephone at (805) 692-5821; Attention Richard Pimentel. Participants in the Solicitation The directors, executive officers and certain other members of management and employees at CVCY and CWBC may be deemed participants in the solicitation of proxies in favor of the merger from their respective shareholders. Information about the directors and executive officers of CVCY is included in the proxy statement for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on March 31, 2023. Information about the directors and executive officers of CWBC is included in the proxy statement for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on April 17, 2023.

4 ▪ Materially Accelerates Scale and Profitability ▪ Attractive Pro Forma Footprint with Expansion into Highly Sought-After Markets ▪ Diversification of Customer Mix and Products ▪ Compelling Financial Impact ▪ Complementary Cultures with Shared Community Focus $3.6B Pro Forma Assets $2.2B Pro Forma Loans $3.1B Pro Forma Deposits $266M Pro Forma Market Cap(2) 24.0% Pro Forma ’25 ROATCE 1.6% Pro Forma ’25 ROAA (1) Pro forma financials are estimated at close and include the impact of purchase accounting adjustments (2) Market capitalization as of October 10, 2023 Source: S&P Capital IQ Pro Creating the Preeminent Central California Bank 42.5% Pro Forma ’25 EPS Accretion 2.4 Years TBV Earn Back Period CWBC Locations (8) CVCY Locations (20) Key Highlights(1) Sacramento Fresno San Francisco Los Angeles 4.4x Current Price / Pro Forma‘25E EPS Goleta Strategic Rationale

5 (1) Financial data shown as of June 30, 2023 (2) CAGR calculated since June 30, 2013 Source: S&P Capital IQ Pro Central Valley Community Bancorp (CVCY) • Founded in 1980 and headquartered in Fresno, CA • 40+ years serving 15 local communities spanning the Central Valley of California from Visalia to Sacramento • Operates 20 branches spread throughout the Central Valley of California with 241 employees • Pristine credit quality with average NCOs/Loans over the last 10 years of 0.07% CVCY Locations (20) $2.5B Total Assets 3.45% MRQ NIM $2.2B Deposits 1.12% LTM ROAA 57.1% Loans / Deposits 0.88% MRQ Cost of Deposits $1.3B Gross Loans 62.0% MRQ Efficiency Ratio 43.5% NIB / Deposits Financial Highlights(1) Overview of Central Valley Community Bancorp 8.5% Leverage Ratio 11.1% 10 Year Asset CAGR (2) 0.0% NPAs / Assets

6 Community West Bancorp (CWBC) • Founded in 1989 and headquartered in Goleta, CA • Operates 8 branches spread across the Central California Coastline with 132 employees • Community West Bancshares Named to American Banker Magazine Top 200 Publicly Traded Community Banks • Pristine credit quality with NPAs/Assets levels at 0.1% CWBC Locations (8) Overview of Community West Bancorp (1) Financial data shown as of June 30, 2023 (2) CAGR calculated since June 30, 2013 Source: S&P Capital IQ Pro $1.1B Total Assets 3.97% MRQ NIM $911.7M Deposits 1.05% LTM ROAA 102.8% Loans / Deposits 1.70% MRQ Cost of Deposits $937.1M Gross Loans 76.3% MRQ Efficiency Ratio 21.5% NIB / Deposits Financial Highlights(1) 10.4% Leverage Ratio 7.8% 10 Year Asset CAGR (2) 0.1% NPAs / Assets

7 Merger Structure & Consideration • Entities: Central Valley Community Bancorp (CVCY) & Community West Bancshares (CWBC) • 100% Stock Consideration • CVCY to issue shares to CWBC shareholders • Fixed Exchange Ratio: 0.79x Pricing(1) • Implied deal value per share of $11.15 • Implied aggregate deal value of $99.4M • Price / TBV of 87.2% at announcement • Price / LTM EPS of 8.7x Ownership • 63% CVCY / 37% CWBC Pro Forma Leadership & Board of Directors • Daniel Doyle | Chairman (CVCY) • Robert Bartlein | Vice Chairman (CWBC) • 15 Directors: 9 from CVCY / 6 from CWBC • James Kim | CEO (CVCY) • Marty Plourd | President of the Holding Company (CWBC) Headquarters • Fresno, CA • Significant operations to remain in Goleta, CA Pro Forma Entity • Community West Bancshares (CWBC) will merge into Central Valley Community Bancorp (CVCY) • Community West Bank will merge into Central Valley Community Bank • Combined Holding Company and bank will be rebranded as Community West Bancshares and Community West Bank • No anticipated branch closings Timing & Approval • Subject to shareholder approval by both CVCY and CWBC • Subject to customary regulatory approvals • Expected closing in the 2nd quarter of 2024 Transaction Summary (1) Based upon CVCY’s closing stock price of $14.12 as of October 10, 2023

8 Earnings(1) • CVCY consensus earnings of $25.2 million (2024E) with 5% growth for 2025E • CWBC consensus earnings of $10.4 million (2024E) with 8% growth for 2025E Cost Savings • Cost savings equal to approximately 30% of CWBC’s noninterest expense or approximately 12% of combined noninterest expense • $11.8 million in pre-tax cost savings expected in 2025 • 75% expected to be phased-in 2024; 100% phased-in 2025 and thereafter Estimated Merger Costs • $15.0 million in pre-tax transaction expenses • Fully reflected in computation of pro forma tangible book value per share at closing Estimated Marks on Balance Sheet Core Deposit Intangible • Core deposit intangible of 3.00% of CWBC’s estimated core deposits(2) at close • Amortized over 10 years (straight-line) Other • CWBC stock options will be rolled into options in the pro forma company Key Transaction Assumptions (1) Consensus estimates per S&P Capital IQ Pro as of September 30, 2023; 2025 growth rates based on management’s internal estimates (2) Core deposits defined as total deposits less time deposits Loan Interest Rate Mark Down: • $78.7 million (7.8%), accreted over 5 years (SYD) Loan Credit Mark Down: • $13.1 million (1.3% of total loans est. at close), $0.8 million PCD (6.2%), $12.3 million Non-PCD (93.8%) Allowance Recapture: • 100% of ALLL ($12.4 million) HTM Securities Mark Down: • $0.1 million (5.2%), accreted over 10 years (straight-line) Time Deposits Mark Down: • $4.0 million (1.7%), amortized over 2 years (straight-line) Borrowings Mark Down: • $6.3 million (6.6%), amortized over 2.5 years (straight-line) AOCI: • $1.7 million, accreted over 7 years (straight-line)

9 CVCY 9 CWBC 6 Pro Forma Structure and Leadership Pro Forma Board Leadership Pro Forma Board of Directors • Community West Bancshares will merge into Central Valley Community Bancorp • Upon completion, Central Valley Community Bancorp and Central Valley Community Bank will adopt Community West Bancshares and Community West Bank’s branding • Pro forma company will trade with the ticker symbol CWBC 15 BODInsider Ownership: ~20% REBRANDING Daniel Doyle Chairman Robert Bartlein Vice Chairman Marty Plourd President & Director James Kim CEO & Director

10 Pro Forma Leadership James Kim CEO Marty Plourd President of Holding Company Shannon Livingston CFO Patrick Luis CCO Joseph Stronks Chief Risk Officer Blaine Lauhon Chief Banking Officer Teresa Gilio Chief Administrative Officer William Fillipin Central Coast Market President

11 1.7% 1.1% 0.9% 8.6% 16.4% 24.0% 0.9% 1.0% 1.6% Compelling Financial Impact (1) Peers defined as publicly traded banks headquartered in the Western Region with $2.0B - $5.0B in total assets; NASDAQ-traded (2) IRR calculation assumes 10.0x terminal price/earnings multiple Peer analysis compares first full year 2025E Pro Forma Company against peer consensus 2024E metrics Source: S&P Capital IQ Pro Pro Forma Financial Impact vs. Peers (1) ROAA ROATCE MRQ Cost of Deposits 30%+ IRR(2) ~600 bps ROATCE Improvement (18.7%) TBV Dilution (GAAP Basis) 2.4 TBV Earn Back (Years) ~50 bps ROAA Improvement 42.5% 2025 EPS Accretion $0.96 2025 EPS Accretion Pro Forma Pro Forma Pro Forma Earnings Impact TBV Impact (To CVCY) Attractive Use of Capital $0.23 2025 EPS Accretion 10.2% 2025 EPS Accretion With Fair Value Interest Rate Marks Without Fair Value Interest Rate Marks With Fair Value Interest Rate Marks 3.3% TBV Accretion (GAAP Basis) Immediate TBV Earnback (Years) Without Fair Value Interest Rate Marks

12 Western Banks with $2B – $5B Total Assets (1) Estimated Profitability (2) Median Top Quartile(5) ROAA 1.6% 0.94% 1.02% ROATCE 24% 10.0% 11.8% Capital & Liquidity (3) Loans / Deposits 70% 93.8% 99.1% CET1 10.9% 11.9% 13.9% Leverage Ratio 8.0% 9.5% 10.9% NPAs / Assets 0.03% 0.15% 0.28% Market Information (4) Stock Price $14.12 ― ― Pro Forma 2025E EPS $3.21 ― ― Price / Forward EPS 4.4x 8.0x 9.0x (1) Peers defined as publicly traded banks headquartered in the Western Region of the U.S. with $2.0B - $5.0B in total assets; NASDAQ-traded (2) Pro forma company 2025E metrics compared to consensus 2024E metrics for peers (3) Pro forma company at close compared to June 30, 2023 data for peers (4) Market information as of October 10, 2023; Pro forma company 2025E compared to consensus 2024E for peers (5) Top Quartile metrics are the threshold to be in the Top Quartile Source: S&P Capital IQ Pro Top Performing Pro Forma Community Bank

13 Significant Enhancement to CWBC EPS and Dividends Diluted Earnings Per Share (2025E) Earnings Accretion (2025E) $1.26 $2.54 CWBC Standalone CWBC Pro Forma 102% 56% With Fair Value Interest Rate Marks Without Fair Value Interest Rate Marks CWBC Standalone CWBC 37% Ownership in Pro Forma C BC With Fair Value Interest Rate Marks C BC Without Fair Value Interest Rate Marks Dividends Per Share $0.32 $0.38 CWBC Standalone CWBC Pro FormaCW Curre t Annualized Standalone Dividend CWBC Implied Pro Forma Dividend(1) (1) Based on CVCY’s current annualized dividend of $0.48 per share times 0.79 exchange ratio

14 95,921 64,168 71,440 66,852 109,895 79,493 77,422 84,855 85,469 70,818 64,118 102,588 73,503 El Dorado Fresno Madera Merced Placer Sacramento San Joaquin San Luis Obispo Santa Barbara Stanislaus Tulare Ventura National Source: S&P Capital IQ Pro Combined Deposit Market Overview Creates Top 10 Community Bank Under $5B in Assets in California Pro Forma Footprint – 2023 County Household Income • Pro forma entity will surpass $3 billion in total deposits • Merger will provide opportunity to serve over 7 million residents across pro forma Central California markets • Median 5-year expected population growth in pro forma markets of 2.56% versus national average of 2.14% and California average of 1.08% California Community Banks Under $5 Billion in Assets Rank Institution Branches June 2023 Deposits ($000) 1 River City Bank (CA) 8 $3,621,783 2 1867 Western Financial Corp. (CA) 20 3,607,293 3 Bank of Marin Bancorp (CA) 29 3,335,753 Pro Forma Entity 28 3,112,230 4 Five Star Bancorp (CA) 7 2,938,839 5 Sierra Bancorp (CA) 36 2,937,459 6 Exchange Bank (Santa Rosa CA) (CA) 18 2,835,923 7 RBB Bancorp (CA) 12 2,203,580 8 Central Valley Community Bncp (CA) 20 2,200,284 9 El Dorado SB FSB (CA) 31 2,144,229 10 PCB Bancorp (CA) 11 2,041,915 36 Community West Bancshares (CA) 8 911,946

15 Non Int. Bearing 37.0% NOW Accts 9.3% MMDA & Sav 39.3% Time Deposits < $100k 11.6% Time Deposits > $100k 2.7% Non Int. Bearing 21.5% NOW Accts 3.3% MMDA & Sav 49.2% Time Deposits < $100k 23.1% Time Deposits > $100k 2.9% Non Int. Bearing 43.5% NOW Accts 11.8% MMDA & Sav 35.2% Time Deposits < $100k 6.9% Time Deposits > $100k 2.6% C&D 6.3% 1-4 Fam 5.9% HELOC 1.4% OwnOcc CRE 13.3% Other CRE 36.6% Multifam 5.5% C&I 5.9% Manufac. Housing 14.5% Consr & Other 10.5% C&D 6.5% 1-4 Fam 4.2% HELOC 0.3% OwnOcc CRE 10.4% Other CRE 32.1% Multifam 7.1% C&I 3.3% Manufac. Housing 33.6% Consr & Other 2.6% C&D 6.2% 1-4 Fam 7.2% HELOC 2.3% OwnOcc CRE 15.6% Other CRE 40.0%Multifam 4.3% C&I 7.9% Consr & Other  16.6% $1.3B Total Lo an C o m p o si ti o n D ep o si t M ix $1.0B Total $2.2B Total MRQ Yield: 5.52% MRQ Yield: 5.53% MRQ Yield: 5.52% Pro Forma $2.2B Total $0.9B Total $3.1B Total Cost of Total Deposits: 0.89% Cost of Total Deposits: 1.63% Cost of Total Deposits: 1.11% Complementary Loan & Deposit Mix Note: Bank level regulatory data shown, except for the manufactured housing segment which was separated from the consumer segment; Data as of June 30, 2023; Pro forma excludes the impact of purchase accounting adjustments Source: S&P Capital IQ Pro

16 Combination Benefits All Stakeholders • Increased legal lending limit and deeper product base • Expanded resources and capabilities to serve community while maintaining community bank levels of service • Expansion allows for further upgrades in technology offerings and facilities • No anticipated branch closings • Similar cultures and experienced leadership • No overlap between branches will allow the companies to continue to conduct business effectively • Commitment to small and medium sized businesses • Significantly accretive to EPS and profitability metrics ― 40%+ EPS Accretion(1) ― Pro Forma ROAA > 1.50% and > 20.0% ROATCE • Maintains well-capitalized status with enhanced capital generation going forward • Poised for significant upside trading at 4.4x pro forma 2025 earnings • Significantly reduces relative size of AOCI to equity: ~40% to ~26% • Commitment to our roots and the surrounding communities • Shared history of involvement in the Central California area • Strong foundation, with both banks established for 25+ years (1) Refers to first full year post close EPS in 2025Y Shareholders Customers CommunityEmployees & Culture

17 Investment Portfolio Comprehensive Due Diligence • Completed a coordinated comprehensive due diligence review of each company with executives from Central Valley Community Bancorp & Community West Bancshares, along with advisors & consultants • Each party conducted a thorough credit review of the other party completed by internal teams and 3rd party independent reviewers • Previous M&A experience at both companies provided solid foundation for the due diligence process • Integration management will be overseen by senior executives from both companies • Market conditions have been an important consideration throughout the diligence process Diligence Focus Areas Legal Operations Financial and Accounting Asset Quality Treasury Information Technology Financial Reporting and Analysis Commercial Lending Human Resources Systems Compliance Consumer Lending Thorough Reciprocal Diligence Conducted Interest Rate Risk Balance Sheet Positioning

18 Tangible Book Value Per Share Dilution 2025 Earnings Per Share Accretion(1) $ in Mi l l ions Mi l l ions of Bas ic Shares $ per share $ in Mi l l ions Mi l l ions of Di luted Shares Central Valley Community Bancorp CVCY Standalone Net Income $26.5 11.8 CVCY TBV as of June 30, 2023 $133.6 11.8 $11.31 CWBC Standalone Net Income 11.2 8.8 (+) Net Income 24.9 Combined Net Income $37.7 (-) Dividends (5.7) Standalone CVCY TBV at close (June 30, 2024) $152.8 11.8 $12.94 After-Tax Transaction Adjustments Cost savings $8.3 Opportunity cost of cash (0.5) Closing Adjustments & Pro Forma TBV: Core depos it intangible amortization (1.5) Standalone CVCY TBV at close (June 30, 2024) $152.8 11.8 $12.94 Earnings accretion for loan credit mark 2.6 (+) Stock Cons ideration to CWBC 99.4 7.0 Earnings accretion from target AOCI 0.2 (-) Goodwi l l Created (13.0) Earnings accretion for loan fa i r va lue mark 16.6 (-) CDI Created (20.9) Earnings accretion for HTM securi ties fa i r va lue mark 0.0 (-) CVCY A-T Transaction Costs (11.5) Amortization from time depos it fa i r va lue mark (1.4) (-) CECL Adjustments (8.6) Amortization from borrowings fa i r va lue mark (1.8) Pro Forma CVCY TBV at close (June 30, 2024) $198.2 18.9 $10.51 Pro Forma CVCY 2025E Net Income $60.3 18.9 Standalone CVCY 2025E EPS $2.25 TBV Dilution to CVCY ($) ($2.42) Pro Forma CVCY 2025E EPS $3.21 TBV Dilution to CVCY (%) (18.7%) EPS Accretion to CVCY ($) $0.96 TBV Earnback Period 2.4 Years EPS Accretion to CVCY (%) 42.5% Pro Forma Financial Model Details (1) 2025 net income based on management’s internal estimates

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